Exhibit 10.1

Execution Version

NETFLIX, INC.

$500,000,000 3.625% Senior Notes due 2025

Dollar Purchase Agreement

April 23, 2020

Morgan Stanley & Co. LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Netflix, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $500,000,000 principal amount of its 3.625% Senior Notes due 2025 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of April 28, 2020 (the “Dollar Notes Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with the foregoing transaction, the Company will also issue and sell €470,000,000 principal amount of its 3.000% Senior Notes due 2025 (the “Euro Notes”) pursuant to a Purchase Agreement, dated as of the date hereof, by and among the Company and Morgan Stanley & Co. International plc, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Deutsche Bank AG, London Branch and Wells Fargo Securities International Limited, as the euro initial purchasers (the “Euro Purchase Agreement”). The Euro Notes will be issued pursuant to an Indenture to be dated as of April 28, 2020 between the Company and Wells Fargo Bank, National Association, as trustee.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated April 22, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities by an Initial Purchaser were first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto including the term sheet substantially in the form of Annex B hereto.

The Company and the several Initial Purchasers hereby confirm their agreement concerning the purchase and resale of the Securities, as follows:

1.    Purchase and Resale of the Securities.

(a)    The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.45% of the principal amount of the Securities, plus accrued interest, if any, from April 28, 2020 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)    to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)    outside the United States in accordance with the restrictions set forth in Annex C hereto.

(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e)    The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

2.    Payment and Delivery.

(a)    Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on April 28, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Dollar Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Dollar Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)    Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)    Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any statement or omission that shall have been superseded or modified in either (i) a document subsequently filed with the Commission and incorporated by reference in each of the Time of Sale Information and the Offering Memorandum or (ii) each of the Time of Sale Information and the Offering Memorandum.

(d)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; except as set forth therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(e)    No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse and (ii) there has been no material adverse change in the capital stock (other than the issuance of the shares of common stock, options or restricted stock units to purchase or acquire shares of common stock granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option, employee stock purchase and other similar officer, director or employee benefit plans or the issuance of the common stock upon the exercise of outstanding options and warrants) or long-term indebtedness of the Company and its subsidiaries, taken as a whole.

(f)    Organization and Good Standing. The Company and each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, a “Significant Subsidiary”) of the Company has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses as currently conducted requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is currently engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement, the Dollar Notes Indenture and the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Significant Subsidiary other than the entities listed in Schedule 2 to this Agreement.

(g)    Capitalization. The Company has the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.”

(h)    The Dollar Notes Indenture. The Company has the requisite power and authority to execute and deliver the Dollar Notes Indenture and perform its obligations thereunder; and all action required to be taken for the execution and delivery of the Dollar Notes Indenture and the consummation of the transactions contemplated thereby by the Company has been duly and validly taken by the Company on the date hereof. The Dollar Notes Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”).

(i)    The Securities. The Company has the requisite power and authority to execute and deliver the Securities and perform its obligations thereunder; and all action required to be taken for the execution and delivery of the Securities and the consummation of the transactions contemplated thereby by the Company has been duly and validly taken by the Company on the date hereof. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Dollar Notes Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Dollar Notes Indenture.

(j)    Purchase Agreement. The Company has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder; and all action required to be taken for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company has been duly and validly taken by the Company on the date hereof. This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Descriptions of the Transaction Documents. Each of this Agreement, the Securities and the Dollar Notes Indenture (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(l)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its Significant Subsidiaries, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements contained herein, result in the violation of any applicable law or statute, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)    No Consents Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Company for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state and foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as are expressly contemplated by the Transaction Documents or (iv) in each case, where the failure to obtain such consents, approvals, authorizations, orders and registrations or qualifications, individually or in the aggregate, would not have a Material Adverse Effect on the offering of the Securities.

(n)    Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is, to the knowledge of the Company, the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such Actions are threatened or contemplated by any governmental or regulatory authority.

(o)    Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(p)    Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in the Time of Sale Information and the Offering Memorandum: (i) the Company and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets) and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not infringe, violate or conflict in any material respect with any such rights of others, and the Company and its Significant Subsidiaries have not received any notice of any claim of infringement or violation of or conflict with any such rights of others.

(q)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(r)    Taxes. Except, in each case, for (i) any such taxes or tax deficiencies that are currently being contested in good faith by appropriate proceedings and for which the Company has established adequate reserves in accordance with generally accepted accounting principles or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (1) the Company and its Significant Subsidiaries have paid all federal, state, local and foreign taxes (including any interest and penalties) and filed all tax returns required to be paid or filed through the date hereof and (2) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Significant Subsidiaries or any of their respective properties or assets.

(s)    Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary to conduct their respective businesses, and neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization except, in each case with respect to any license, certificate, permit or authorization, where any such failure to possess, revocation or modification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)    Compliance With Environmental Laws. (i) The Company and its Significant Subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its Significant Subsidiaries; except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its Significant Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $5.0 million or more will be imposed on the Company or any of its Significant Subsidiaries and (y) the Company and its Significant Subsidiaries are not aware of any noncompliance by them with Environmental Laws, or liabilities or other obligations of them under Environmental Laws or laws concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(u)    Compliance With ERISA. Except as disclosed in each of the Time of Sale Information and Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(v)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w)    Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) the maintenance of records is in reasonable detail that accurately and fairly reflects the transactions and disposition of assets; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and receipts and expenditures are being made only in accordance with the authorizations of management and directors; (iii) regarding prevention or timely detection of unauthorized acquisitions, the use or disposition of the Company’s assets that could have a material effect on financial statements; and (iv) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(x)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(y)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)    No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    except as detailed in Schedule 3, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    Except as detailed in Schedule 3, for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(bb)    No Restrictions on Subsidiaries. Except as is not material to the Company’s ability to make payments on the Securities when due, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company, except for any such restrictions that will be permitted by the Dollar Notes Indenture.

(cc)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(dd)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ee)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ff)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates (as defined in Rule 501 (b) of Regulation D) or any other person acting on its or their behalf (other than the Initial Purchasers or persons acting on their behalf, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(gg)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Dollar Notes Indenture under the Trust Indenture Act of 1939, as amended.

(hh)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)    Sarbanes-Oxley Act: There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)    Interactive Data. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)    Concurrent Agreement. The Euro Purchase Agreement has been executed by the Company on the date hereof concurrently with the execution of this Agreement.

(mm)    Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material defects, virus, Trojan horses, time bombs, and other malware. The Company and its subsidiaries currently have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, substantial continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, protected, financial or confidential data in their possession or operational control that are used in connection with their businesses (“Company Data”), and to the knowledge of the Company, there have been no material outages, breaches or unauthorized uses of or accesses to same.    The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and all of the Company’s and its subsidiaries’ internal policies and contractual obligations, relating to the security of IT Systems and privacy and data security with regard to Company Data and to the protection of such IT Systems and Company Data from unauthorized use, access, misappropriation or modification.

4.    Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)    Delivery of Copies. Until the earlier to occur of (i) the completion of the initial resale of the Securities by the Initial Purchasers and (ii) the one year anniversary of the Closing Date, the Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. During the period beginning the date hereof and the ending upon the earlier to occur of (i) the completion of the initial resale of the Securities by the Initial Purchasers and (ii) the one year anniversary of the Closing Date, before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects; provided, however, that the Representative shall not object to any such filing if the Company obtains advice of outside counsel that such filing is required under the rules and regulations of the Securities Act or Exchange Act; provided further that the Company shall have the right to file with the Commission any report required to be filed by the Company under the Exchange Act (based on the advice of the Company’s internal or external counsel) no later than the time period required by the Exchange Act.

(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f)    Ongoing Compliance of the Offering Memorandum. If at any time prior to the earlier of (i) the completion of the initial resale of the Securities and (ii) the one year anniversary of the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with applicable law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions (including Canada) as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the initial offering and resale of the Securities by the Initial Purchasers; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year; provided that the foregoing shall not apply to the sale of Securities under this Agreement or the sale of the Euro Notes under the Euro Purchase Agreement.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)    DTC. The Company will use commercially reasonable efforts to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC and use its commercially reasonable efforts to maintain such eligibility for settlement through DTC for so long as the Securities are eligible for resale.

(l)     No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for sales of Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or pursuant to any exemption under the Securities Act that results in such Securities not being “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

(m)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance in all material respects by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, registered under Section 15E of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)    Opinion and 10b-5 Statement of Counsel for the Company. Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex D hereto.

(g)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k)    Dollar Notes Indenture and Securities. The Dollar Notes Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and, immediately following the payment for the Securities pursuant to Section 2(b), duly authenticated by the Trustee.

(l)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(m)     Transaction Consummated Substantially Concurrently. The Euro Notes shall be issued substantially concurrently with the issuance of the Securities.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities (including such legal fees and expenses) arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in a connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the eighth and ninth sentences of the ninth paragraph and the tenth paragraph, each under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Morgan Stanley & Co. LLC and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the Nasdaq Global Select Market or The International Stock Exchange, as applicable; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.    Defaulting Initial Purchaser.

(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable thereon; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions (including Canada) as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties as may be agreed by the Company, the Trustee, and the paying agent); (viii) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (except that, subject to Section 10(b), the Initial Purchasers shall pay 100% of the cost of any aircraft used in connection with the “road show”).

(b)    If (i) this Agreement is terminated pursuant to Section 8 (other than as the result of an event of the type described in Section 8(i)), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel and the full cost of any aircraft used in connection with the “road show”)) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 7 hereof, and in each case their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.    Survival. The respective indemnities, rights of contribution, representations, warranties (it being understood that such representations and warranties are made only as of the date hereof and as of the date of any officer’s certificate delivered pursuant to Section 6(d)) and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)      a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Morgan Stanley & Co. LLC on behalf of the Initial Purchasers, and any such action taken by Morgan Stanley & Co. LLC shall be binding upon the Initial Purchasers.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032 (fax: (408) 317-0414); Attention: Spencer Neumann with a copy to Wilson Sonsini Goodrich Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (fax: (650) 493-6811); Attention: John A. Fore.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication or electronic .pdf transmission), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, NETFLIX, INC.

By:	/s/ Spencer Neumann
Name: Spencer Neumann
Title: Chief Financial Officer

[Netflix – Signature Page to Dollar Purchase Agreement]

Accepted: April 23, 2020

MORGAN STANLEY & CO. LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Brian Sanderson
Authorized Signatory

[Netflix – Signature Page to Dollar Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount of the Securities to be Purchased
Morgan Stanley & Co. LLC	$175,000,000
Goldman Sachs & Co. LLC	$110,000,000
J.P. Morgan Securities LLC	$75,000,000
Deutsche Bank Securities Inc.	$75,000,000
Wells Fargo Securities, LLC	$65,000,000

Total	$500,000,000

Schedule 2

Netflix Entretenimento Brasil LTDA

Netflix International B.V.

Netflix Studios, LLC

Netflix Global, LLC

Schedule 3

The Company’s streaming services are generally available worldwide, other than in the People’s Republic of China, Crimea, North Korea and Syria.

The Company held meetings in Cuba in April 2016.

ANNEX A

a.	Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

$500,000,000 3.625% Senior Notes due 2025

€470,000,000 3.000% Senior Notes due 2025

Pricing term sheet dated April 23, 2020 to Preliminary Offering Memorandum dated April 22, 2020 (the “Preliminary Offering Memorandum”) of Netflix, Inc. (the “Company”).

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this pricing term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein. Certain terms used herein but not defined shall have the meanings assigned to them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and are being offered only (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States in compliance with Regulation S under the Securities Act.

Terms Applicable to the Dollar Notes and the Euro Notes

Issuer:	Netflix, Inc.

Guarantees:	The notes generally are not required to be guaranteed by any subsidiaries. In the future, the notes may be guaranteed on a senior unsecured basis by certain domestic subsidiaries.

Security Description:	Senior Unsecured Notes

Maturity:	June 15, 2025

Interest Payment Dates:	June 15 and December 15 of each year, commencing December 15, 2020

Record Dates:	June 1 and December 1 of each year

Change of Control:	Offer to purchase at price of 101% of principal plus accrued interest

Trade Date:	April 23, 2020

Settlement Date:	April 28, 2020 (T+3)

Distribution:	144A/Regulation S with no registration rights

Terms Applicable to the Dollar Notes

Face:	$500,000,000

Coupon:	3.625%

Offering Price:	100% plus accrued interest, if any, from April 28, 2020

Yield to Maturity:	3.625%

Spread to Treasury:	+323 basis points

Benchmark:	UST 2.875% due May 2025

Optional Redemption:	Make-whole call at Treasury Rate plus 50 basis points, prior to March 15, 2025. On and after March 15, 2025, at 100% of the principal amount, plus accrued and unpaid interest, if any.

CUSIP:	144A: 64110L AY2

Reg S: U74079 AT8

ISIN:	144A: US64110LAY20

Reg S: USU74079AT84

Joint-Lead and Bookrunning Managers:	Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Denominations/Multiples:	$2,000 x $1,000

Terms Applicable to the Euro Notes

Face:	€470,000,000

Coupon:	3.000%

Offering Price:	100% plus accrued interest, if any, from April 28, 2020

Yield to Maturity:	3.000%

Spread to Bund:	+362 basis points

Benchmark:	DBR 1.000% due August 2025

Optional Redemption:	Make-whole call at Comparable German Bund yield plus 50 basis points, prior to March 15, 2025. On and after March 15, 2025, at 100% of the principal amount, plus accrued and unpaid interest, if any.

Common Code:	144A: 216621743

Reg S: 216621727

ISIN:	144A: XS2166217435

Reg S: XS2166217278

Joint-Lead and Bookrunning Managers:	Morgan Stanley & Co. International plc Goldman Sachs & Co. LLC J.P. Morgan Securities plc Deutsche Bank AG, London Branch Wells Fargo Securities International Limited

Denominations/Multiples:	€100,000 x €1,000

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed only (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States in compliance with Regulation S under the Securities Act.

This communication does not constitute an offer to sell the notes and is not a solicitation of an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent via Bloomberg or another communication system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(e)    Each Initial Purchaser acknowledges that the Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

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ANNEX D

1.

The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum.

2.	The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of California.

3.

The Company has all requisite corporate power to execute and deliver the Purchase Agreement, the Indenture and the Securities and to perform its obligations under the terms of the Purchase Agreement, the Indenture and the Securities.

4.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5.

The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

6.

The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

7.

The issuance and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions therein contemplated do not (i) violate the Certificate of Incorporation or the Bylaws, (ii) violate any U.S. federal or New York or California state law, rule or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Purchase Agreement or the DGCL, (iii) violate any order or judgment known to us of any U.S. federal or New York or California state court or governmental agency or body having jurisdiction over the Company or any of its properties or any Delaware state court or governmental agency or body pursuant to the DGCL or (iv) violate or constitute a default under any Reviewed Agreement.

8.

No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York or California state court or governmental agency or body that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Purchase Agreement or any Delaware state court or governmental agency or body pursuant to the DGCL is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, except (i) as may be expressly contemplated by the Purchase

Agreement, the Indenture or the Securities and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which we express no opinion).

9.

The statements set forth in the Disclosure Package and the Final Offering Memorandum under the captions “Description of Dollar Notes,” insofar as such statements purport to constitute summaries of the legal matters or documents referred to therein, accurately summarize in all material respects the matters referred to therein.

10.

The Company is not, and upon the issuance of the Securities and the application of the net proceeds therefrom, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.

No registration of the Securities under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and delivery of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum (it being understood that no opinion is expressed as to any subsequent resale of the Securities).

12.

The statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize matters of United States federal income tax laws or legal conclusions with respect thereto, accurately summarize in all material respects the matters referred to therein.

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the current independent certified public accountants of the Company at which the contents of the Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 9 and 12 above), and we have made no independent check or verification thereof, no facts have come to our attention in the course of such review and discussions that have caused us to believe that:

(i)    the Disclosure Package, as of [●] p.m. New York time on [●], 2020 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom); or

(ii)    the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact

D-2

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom).

We also advise you that, on the basis of the foregoing, to our knowledge, except as set forth in the Disclosure Package and the Final Offering Memorandum, there are no pending or threatened actions, suits or proceedings against the Company that we believe would have a material adverse effect on the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Purchase Agreement, the Indenture and the Securities.

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